Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333- 156407) of China Agritech Inc. of our report dated March 26, 2009 appearing in this Annual Report on Form 10-K of China Agritech Inc. for the year ended December 31, 2008.

/s/ Crowe Horwath LLP
Sherman Oaks, California
March 30, 2009